UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 New Burton Road, Suite 201, Dover, DE	19904
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 52 437 4900

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Resignation of Executive Officers

On February 24, 2026, (i) Marina Wolfson tendered her resignation as the Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of BiomX Inc. (the “Company”) and (ii) Dr. Merav Bassan tendered her resignation as the Chief Development Officer of the Company, in each case, effective as of the same date. Neither resignation resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Resignation of Directors

On February 25, 2026, Greg Merril, Edward Williams, and Susan Blum each tendered their resignation from the Board of Directors of the Company (the “Board”) and all Board committees thereto, in each case, effective as of the same date. None of the resignations from the Board resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

On February 27, 2026, to fill the executive vacancy resulting from Ms. Wolfson’s resignation, the Board appointed David Rokach to serve as the Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company, effective as of the same date.

Mr. Rokach, age 58, has served as a director of the board of directors of Nukkleus Inc., a financial technology and multi-asset trading company since 2024, providing strategic oversight, corporate governance guidance and financial guidance. From 2017 to 2025, he served as Chief Executive Officer, partner and senior manager of Newcom Finance, a financial services firm focused on pension fund management and portfolio construction, where he oversaw firm-wide operations and strategic growth initiatives and was responsible for the construction and management of pension portfolios including provident and study funds. From 2021 to 2023, he served as Chief Executive Officer of Granit Investment Company, an investment management firm where he led firm operations, employee management and organizational strategy and implemented investment policies for multi-asset portfolios. Throughout his career, since 2014, Mr. Rokach has served as an independent strategic consultant, advising corporations and hedge funds specializing in diversified portfolios. The Company believes Mr. Rokach’s background provides experience in executive leadership, public company governance and investment strategy essential to the role of Chief Financial Officer.

There is no arrangement or understanding between Mr. Rokach and any other person pursuant to which Mr. Rokach was selected as Chief Financial Officer. There are no family relationships between Mr. Rokach and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Mr. Rokach that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On February 25, 2026, the Company convened its Special Meeting of Stockholders (the “Special Meeting”). Because a quorum was not present, the Company adjourned, without conducting any business, the Special Meeting to permit additional time for stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 13, 2026.

As announced in the Special Meeting, the Company intends to reconvene the Special Meeting on March 11, 2026, 8:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/PHGE2026SM. The record date for determination of stockholders entitled to vote at the Special Meeting remains February 3, 2026. No changes have been made to the proposals to be voted on at the Special Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

March 2, 2026	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer

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